Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1999 relating to the financial statements of Digital Lava Inc., which appear in Digital Lava Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1998.


PricewaterhouseCoopers LLP
Costa Mesa, California
March 16, 2000